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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

  Filed by the registrant /X/

  Filed by a party other than the registrant / /

  Check the appropriate box:

  / / Preliminary proxy statement           / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

  / / Definitive proxy statement

  /X/ Definitive additional materials

  / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                       NUVEEN MUNICIPAL BOND FUND, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

  / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  /X/ Fee paid previously with preliminary materials.

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  / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

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  (2) Form, Schedule or Registration Statement No.:

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  (4) Date Filed:

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MESSAGE ON ALL NMBF BROKER OF RECORD CONFIRMS -- MAILED MARCH 31

At the February 14 Board of Directors meeting of Nuveen Municipal Bond Fund, the Directors voted to propose and recommend to shareholders that the fund reorganize as a Massachusetts Business Trust, which would permit the issuance of multiple classes of shares. This proposal is now being submitted to a vote of shareholders.

Please support the Fund by helping to ensure that all of your NMBF shareholders vote on this proposal. As the Adviser, your clients look to you for help in making the right choices. Their vote is essential in continuing to reduce expenses and provide greater flexibility for all of those who select this investment.

Thank you for your support in encouraging your clients to vote and thereby helping keep down the costs to the Fund.
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MESSAGE ON ALL NMBF ACCOUNT CONFIRMS -- MAILED MARCH 31

Recently, Nuveen Municipal Bond Fund's Board of Directors unanimously approved a proposal to reorganize the Fund as a Massachusetts Business Trust, which would permit the issuance of multiple classes of shares. This will reduce ongoing expenses and provide other ways to purchase shares that may be better suited to your needs and preferences.

This proposal is now being submitted to you and your fellow shareholders for a vote. You should have already received your proxy statement outlining this proposal as well as a proxy ballot. Your Board strongly recommends that you vote in favor of this proposal.

The Fund needs your vote. Please help keep costs to the Fund down and submit your ballot today. If you have any questions or did not receive a proxy, please call Nuveen at 1.800.621.7227